Exhibit 99.1

Hashdex Nasdaq Crypto Index US ETF (Ticker: NCIQ) Expands, Bringing US Investors Access to

Five Leading Crypto Assets Through One Diversified Product

With this development, Hashdex and Nasdaq Global Indexes build on their partnership and track record for crypto index product innovation, expanding the first multi-asset spot crypto ETP in the United States.

New York, September 25, 2025 – Hashdex Asset Management Ltd. (“Hashdex”), a leading global crypto asset manager, and Nasdaq Global Indexes, today announced the expansion of the Hashdex Nasdaq Crypto Index US ETF (the “Product” or “NCIQ”) [Ticker: NCIQ], the first multi-asset spot crypto ETP in the United States, initially launched in February 2025. Initially launched with spot Bitcoin and Ether, NCIQ will now provide exposure to spot Bitcoin, Ether, XRP, Solana, and Stellar—representing over $3 trillion in combined market capitalization1—through a single, tradable product.

With this expansion, NCIQ will allow U.S. investors to access five of the leading crypto assets by market capitalization all through one tradable product. NCIQ builds on Hashdex’s track record of innovation and global market leadership in crypto index-based products, providing diversified, passive exposure to investors while reducing complexity and cost. In 2021, Hashdex introduced the world’s first crypto index ETF2 and other innovative products in global markets. The firm manages the largest multi-asset crypto ETP in Europe3 and the largest multi-asset crypto ETF in Latin America4, enabling investors to simply and securely add crypto to their portfolios.

“Since 2018, Hashdex has been a market leader in crypto index products globally, and this signifies a major milestone in meeting the needs of U.S. advisors and investors looking to participate in the continued evolution of the crypto ecosystem. The expansion of the NCIQ will now provide investors access to Bitcoin, Ether, XRP, Solana, and Stellar all in one product, giving investors an easier way to participate in a fast-growing crypto industry,” said Marcelo Sampaio, Co-Founder and CEO of Hashdex. “We are grateful for our longstanding partnership with Nasdaq Global Indexes, which has been instrumental in bringing crypto index-based products to U.S. investors.”

“As U.S. investors increasingly look to add crypto assets to their portfolios, we’re proud to bring them the same proven structure that has powered traditional index ETFs for decades. With NCIQ, investors gain access to a dynamic, rules-based exposure that evolves with the market—eliminating the need to try to pick individual winners,” said Samir Kerbage, CIO at Hashdex. “Thanks to recent regulatory updates and the approval of generic listing standards, NCIQ is expanding today and will adapt over time as new assets meet the index’s and listing requirements. Crypto index investing is emerging as a category that defines how investors allocate to this new asset class, and the Nasdaq Crypto Index (NCI) is designed to be its benchmark. As with past technological revolutions, diversified index products with thoughtful methodologies can play a pivotal role in helping investors benefit from market transformations.”

[1]	The combined market cap of Bitcoin, Ethereum, XRP, Solana, and Stellar was $3.1T on September 18, 2025, according to Messari.io data.
[2]	The Hashdex Nasdaq Crypto Index ETF began trading on the B3 Stock Exchange on February 9, 2021.
[3]	The Hashdex Nasdaq Crypto Index Europe ETP (HASH) is the largest multi-asset crypto ETP in Europe according to Bloomberg fund asset data for the “Western Europe” region as of September 18, 2025
[4]	The Hashdex Nasdaq Crypto Index Fundo de Indice (HASH11) is the largest multi-asset crypto ETF in Latin America according to Bloomberg fund asset data for the “Central & South America” region as of September 18, 2025

The NCIQ tracks the Nasdaq Crypto US™ Index (“NCIUS”), which was co-developed by Nasdaq Global Indexes and Hashdex to track the performance of a material portion of the overall crypto asset market. The NCIUS is based on strict criteria like liquidity, market capitalization, and regulatory compliance. Currently, BTC, ETH, XRP, SOL, ADA, and XLM are eligible for inclusion in the NCIUS. NCIQ does not currently include ADA in its holdings.

The expansion of NCIQ marks an important milestone in the U.S. crypto index market and continues the long-term partnership between Hashdex and Nasdaq Global Indexes. Hashdex and Nasdaq Global Indexes have been among the pioneers in developing crypto index and index-based products since 2021. Hashdex’s total AUM is approximately $1.56 billion5, and the firm currently offers four index products tracking the global version of the NCI™.

Hashdex serves as the sponsor for NCIQ. Paralel Distributors LLC serves as marketing agent, and Coinbase Custody and BitGo Trust serve as crypto asset custodians. Nasdaq serves as the index administrator and listing venue. The fund administrator is U.S. Bank Global Fund Services. These entities are all unaffiliated.

Hashdex has no role in maintaining, calculating or publishing NCIUS. A registration statement (including a prospectus ) has been filed with the SEC for the offering to which this communication relates and can be found here: PROSPECTUS. Please read the prospectus carefully before investing.

About Hashdex Asset Management

Hashdex is a global pioneer in crypto asset management. The firm’s mission is to provide educational resources and best-in-class products that advance its efforts to help open the crypto ecosystem to investors around the world. Hashdex co-developed the Nasdaq Crypto™ Index (NCI™) with Nasdaq Global Indexes to provide global investors with a reliable benchmark for the crypto asset class. In 2021, Hashdex introduced the world’s first crypto index ETF6 and other innovative products, enabling investors to simply and securely add crypto to their portfolios. Since 2018, Hashdex has established itself as a global leader in crypto index ETFs, helping to pave the way for crypto’s mainstream adoption, with a range of products available in nine countries. Hashdex’s total AUM is approximately $1.56 billion7, and the firm currently offers four index products tracking the global version of the NCI™. Additionally, the Hashdex Nasdaq Crypto Index Europe ETP (“HASH”) recently won ETF Stream’s Digital Asset ETP of the year award.8

Hashdex Media Contacts:

Katie Nerantzis/Bailey McCafferty

Dukas Linden Public Relations

Hashdex@DLPR.com

[5]	Hashdex AUM data as of September 17, 2025, https://hashdex.com/en-US
[6]	The Hashdex Nasdaq Crypto Index ETF began trading on the Bermuda Stock Exchange on February 9, 2021.
[7]	Hashdex AUM data as of September 17, 2025, https://hashdex.com/en-US
[8]	https://www.etfstream.com/articles/etf-stream-reveals-winners-of-etf-awards-2024

Legal Disclaimer

Carefully consider the investment objectives, risks, charges and expenses before investing.

Investing involves risk, including possible loss of principal. The Product, an exchange traded product, is not an investment company registered under the Investment Company Act of 1940 (“1940 Act”). Shares of the Product are not subject to the same regulations and protections as 1940 Act registered ETFs and mutual funds.

Shares of the Product are bought and sold at a market price, not at net asset value. Brokerage commissions will reduce returns.

This material expresses the opinion of Hashdex and its subsidiaries and affiliates (“Hashdex Group”) for informational purposes only and does not consider the investment objectives, financial situation or individual needs of any one investor or a particular group of investors. Certain opinions and viewpoints expressed may reflect personal views of the authors and not necessarily those of the Hashdex Group. We recommend consulting specialized professionals for investment decisions. Investors are advised to carefully read the prospectus or regulations before investing in their products. The information and conclusions contained in this material may be changed at any time, without prior notice. Nothing contained herein constitutes an offer, solicitation or recommendation regarding any investment management product or service. This information is not directed at or intended for distribution to or use by any person or entity located in any jurisdiction where such distribution, publication, availability or use would be contrary to applicable law or regulation or which would subject the Hashdex Group to any registration or licensing requirements within such jurisdiction.

Important Risks

Investment in any investment vehicle and crypto assets is highly speculative and is not intended as a complete investment program. The Product is designed only for sophisticated persons who can bear the economic risk of the loss of their entire investment and who have limited need for liquidity in their investment. There can be no assurance that the Product will achieve its investment objective or return any capital. No guarantee or representation is made that the Product’s investment strategy, including, without limitation, its business and investment objectives, diversification strategies or risk monitoring goals, will be successful, and investment results may vary substantially over time. Nothing herein is intended to imply that the Hashdex investment methodology or that investing in any of the Product or crypto assets referenced herein may be considered “conservative,” “safe,” “risk free,” or “risk averse.”

Certain information contained herein (including financial information) has been obtained from published and non-published sources. Such information has not been independently verified by Hashdex. Hashdex does not provide tax, accounting or legal advice. Certain information contained herein constitutes forward-looking statements, which can be identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” “believe” and “seek” (or the negatives thereof) or other variations thereof. Due to various risks and uncertainties, including those discussed above, actual events or results, the ultimate business or activities of Hashdex and its investment vehicles or the actual performance of Hashdex, its investment vehicles, or crypto assets may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward- looking statements in making their investment decisions. No governmental authority has opined on the merits of Hashdex’s investment vehicles or the adequacy of the information contained herein.

This material is not an offer or solicitation of any kind to buy or sell any securities outside of the United States of America.

Product Risks

An investment in the Product involves significant risks and you could incur a partial or total loss of your investment in the Product.

Crypto assets generally are volatile, and instruments whose underlying investments include crypto assets are not suitable for all investors. Crypto assets are a new and rapidly evolving industry. The value of the Product depends on a number of factors including the acceptance of the crypto assets, the capabilities and development of blockchain technologies and the fundamental investment characteristics of the crypto assets. Crypto platforms may be largely unregulated or may be largely or entirely non-compliant with applicable regulation and may therefore be more exposed to fraud, failure, and security breaches. Crypto asset markets in the U.S. exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the Product.

The market for crypto assets is still developing and may be subject to periods of illiquidity. During such times it may be difficult or impossible to buy or sell a position at the desired price. Illiquid markets may exacerbate losses or increase the variability between the Product’s NAV and its market price. The lack of active trading markets for the Product’s shares may result in losses on investors’ investments at the time of disposition of the Product’s shares.

Both the Index and the Product are new, and have a limited operating history.

Nasdaq® is a registered trademark of Nasdaq, Inc. Corporations make no representation or warranty, whether express or implied, to the owners of the fund(s) or any member of the public regarding the suitability of investing in securities in general or in the fund(s) in particular, or the ability of the Nasdaq Crypto US Index to track the performance of the market for crypto assets, or any portion thereof. The information contained above is provided for informational and educational purposes only, and nothing contained herein should be construed as investment advice, either on behalf of a particular crypto asset or an overall investment strategy. Neither Nasdaq, Inc. nor any of its affiliates makes any recommendation to buy or sell any crypto asset or any representation about the financial condition of a crypto asset. Statements regarding Nasdaq proprietary indexes are not guarantees of future performance. Actual results may differ materially from those expressed or implied. Past performance is not indicative of future results. Investors should undertake their own due diligence and carefully evaluate assets before investing. ADVICE FROM A FINANCIAL PROFESSIONAL IS STRONGLY ADVISED.

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